UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) — August 3, 2005

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

The Belvedere Building 69 Pitts Bay Road Pembroke, Bermuda (Address of principal executive offices)	HM 08 (Zip Code)
(441) 295-7195
(Registrant’s telephone number, including area code)
N/A
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE
SIGNATURE

ITEM 7.01. REGULATION FD DISCLOSURE.
     The information set forth below is being furnished on a Form 8-K because it is contained in a preliminary offering circular, dated August 8, 2005, in connection with the remarketing of the 5.25% Senior Guaranteed Notes due 2007 of Platinum Underwriters Finance, Inc., a wholly-owned subsidiary of Platinum Underwriters Holdings, Ltd. (“Platinum Holdings”).
     On August 3, 2005, Platinum Holdings received a comment letter from the Securities and Exchange Commission (the “SEC”) on its Form 10-K for the year ended December 31, 2004 requesting additions to its disclosures relating to finite reinsurance contracts (including the economic benefit and nature of the protection provided thereby), premium estimation process, claims reserving process, loss reserving process and development of loss reserves. Platinum Holdings believes that the request results from a routine review of its Form 10-K, and that the five comments contained in the request are generally similar to comments received by other companies in the reinsurance industry in connection with the SEC’s review of their filings under the Securities Exchange Act of 1934. Platinum Holdings is in the process of preparing a response to these comments, but does not believe that the additions resulting from the comments will be material in the context of the overall disclosure in its public filings. There can be no assurance, however, as to whether and to what extent the SEC will have additional comments on Platinum Holdings’ Form 10-K or other public filings.
     The information the registrant furnishes in this report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
By:	/s/ Michael E. Lombardozzi
Michael E. Lombardozzi
Executive Vice President, General Counsel and Secretary

Date: August 8, 2005

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